EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Angel Oak Financial Strategies Income Term Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Angel Oak Financial Strategies Income Term Trust for the period ended July 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Angel Oak Financial Strategies Income Term Trust for the stated period.

/s/ Dory S. Black	/s/ Daniel Fazioli
Dory S. Black	Daniel Fazioli
President (Principal Executive Officer)	Treasurer (Principal Financial Officer)
Angel Oak Financial Strategies Income Term Trust	Angel Oak Financial Strategies Income Term Trust

Dated: 9/22/2021	Dated: 9/22/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Angel Oak Financial Strategies Income Term Trust for purposes of Section 18 of the Securities Exchange Act of 1934.

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